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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-A





                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                               PS FINANCIAL, INC.
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             (Exact name of registrant as specified in its charter)


             Delaware                                    36-4101473
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(State of incorporation or organization)              (I.R.S. Employer
                                                     Identification No.)


4800 South Pulaski Road, Chicago, Illinois                60632
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(Address of principal executive offices)               (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act.


                                      None
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                                (Title of Class)


Securities to be registered pursuant to Section 12(g) of the Act:


                      Common Stock par value $.01 per share
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                                (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered.

         For a description of the Registrant's securities, reference is made to "Description of Capital Stock", "Dividends" and "Market for Common Stock" in the Registrant's Pre-Effective Amendment No. One to the Registration Statement on Form S-1 (Registration Number 333-11211) which is hereby incorporated by reference. For a description of the provisions of the Registrant's Certificate of Incorporation and By-laws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on Acquisitions of Stock and Related Takeover Defensive Provisions" in the Registrant's Pre-Effective Amendment No. One to the Registration Statement on Form S-1 referenced above.

Item 2.  Exhibits.

         1. Pre-Effective Amendment No. One to Registration Statement on Form S-1 (Registration Number 333-11211) dated
                  October 8, 1996 is hereby incorporated by reference.

         2.       Certificate of Incorporation

         3.       Bylaws

         4.       Specimen Stock Certificate
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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       PS FINANCIAL, INC.



Date: October 7, 1996                  By:  /s/ KIMBERLY P. ROONEY
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                                            Kimberly P. Rooney
                                            President, Chief Executive
                                            Officer and Director